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                                  EXHIBIT 10

                             MANAGEMENT AGREEMENT


THIS AGREEMENT made effective June 20, 1998.

BETWEEN:

                         ZSTAR ENTERPRISES, INC.. a body corporate, duly incorporated under the business corporation act of the State of Nevada, having its head office situated at 4323 West 12th Avenue, Vancouver, B.C., Canada

                         (hereinafter called the "Corporation")
                                                              OF THE FIRST PART
AND:
                         JOIST MANAGEMENT LTD. a body corporate, having its head office situated at 1304 Pik Hoi House, Choi
                         Hung Estate, Kowloon, Hong Kong

                         (hereinafter called the "Manager")
                                                             OF THE SECOND PART


WHEREAS:

A. The Corporation requires the services of an administrator/manager to fulfill the day-to-day responsibilities imposed on the Corporation; and

B. The Manager has agreed to act as administrator/manager of the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the premises, the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

1.   The Corporation hereby agrees to retain the services of the Manager.

2. The retention of the Manager shall be for a period of one (1) year commencing June 1, 1998, and continuing thereafter from year to year unless and until terminated as hereinafter provided.

3. The Manager shall serve the Corporation and any subsidiaries from time to time owned by the Corporation in such capacity or capacities and shall perform such duties and exercise such powers as may from time to time be determined by Resolution of the Board of Directors of Corporation.

4. Notwithstanding the control vested in the Board of Directors with respect to the activities of the Manager, the Manager shall have from the date of commencement of this Agreement, the authority and responsibility to deal with the following subject matters:

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a.   maintaining the services of professionals for the purpose of reviewing all prospects introduced to the Corporation for investment or participation;
b. selecting on the basis of evaluations provided by professionals after consideration of the risk factors involved, suitable properties for acquisition and participation;
c. negotiating for and obtaining the services of operators for the Corporation's prospects, or if the Corporation is the operator, negotiating for and obtaining the services of professionals;
d. conducting on-site inspections of all projects undertaken by the Corporation;
e. arranging for and securing financing for the Corporation as may be permitted by regulatory bodies;
f. arranging for timely disclosure of all material facts in the affairs of the Corporation;
g. arranging for the collection of all receivables and revenue to be obtained by the Corporation;
h.   establishing and maintaining suitable banking relations;
I.   ENSURING THE MAINTENANCE OF PROPER ACCOUNTING RECORDS AND COMPILING
     MONTHLY STATEMENTS OF THE SOURCE AND APPLICATION OF FUNDS;
j. arranging for payment of all payables of the Corporation and/or any subsidiaries;
k.   perusing and replying to all corporate inquiries and correspondence;
l. securing and obtaining for the benefit of the Corporation competent tax advice, legal advice and services and accounting services; and
m. all such other duties as may be imposed upon the Manager from time to time due to the nature of the Corporation's business.

5. The remuneration of the Manager for its services hereunder shall be at the rate of USD$10,000.00 per month (together with any such increments thereto as the Board of Directors of the Corporation may from time to time) inclusive of all administrative, office, traveling and out-of-pocket expenses actually and properly incurred by it in connection with its duties hereunder.

6. Any notice required or permitted to be given hereunder to the Manager or to the Corporation shall be given by registered mail, postage prepaid, addressed to the Manager or the Corporation at their respective registered offices from time to time in existence. Any notice mailed as aforesaid shall be deemed to have been received by the Addressee on the second business day following the date of mailing.

7.   This Agreement may be terminated:
a.   by the Manager on five (5) days written notice to the Corporation; or
b.   by the Corporation on five (5) days written notice to the Manager.

8. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.


IN WITNESS WHEREOF, the parties hereto have hereto caused these presents to be executed, as of the day and year first above written.



S/ Fred Tham                       s/ Chui Keung Ho
-----------------------------      -----------------------------
Joist Management Ltd.              Zstar Enterprises, Inc.
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                                   [LETTERHEAD]

LYNX
INTERNET AND MARKETING

                                                                   Page 1 of 2

                      WEB DEVELOPMENT AND HOSTING AGREEMENT

Oct 15, 1998

Zstar Enterprises Inc.
4323 West 12th Avenue
Vancouver, BC V6R 2P9

TERMS & CONDITIONS OF PROPOSED PROJECT - APEX HOLIDAYS

1.   Applicable taxes upon invoicing. All prices are subject to change.

2. 50% of total project sum as deposit is required for the job to proceed. Remaining balance is required prior to job completion. Please make cheque payable to "LYNX INTERNET.

3.   All deposits are non-refundable.

4. Client is responsible for payments charge by the InterNIC. (InterNIC, the US Domain Authority, will invoice your organization separately for the annual fee for domain name maintenance of US$35 per year (ongoing). They collect the first two years payment, US$70, in advance. There are no other costs or charges to reserve your domain.)

5. Under no circumstances, shall LYNX INTERNET be liable for any direct, indirect lost or damages from any interruptions, lost of contents, email or files deletion, errors, viruses or lost of data, whether or not limited to acts of God, communications/hardware/equipment failure, theft, destruction or unauthorized access to LYNX INTERNET's facilities.

6. All custom programs that Lynx developed are owned by Lynx Internet. No alternation or modification is allowed without Lynx's permission.

7. Lynx reserved the right to terminate the right to use our programs. Such circumstances may include termination of contract, network abuse.

8. All prices quoted in this proposal valid for 30 days since the proposal preparation date.

9. By signing the contract, the client agrees to the terms and conditions mentioned above and the "Policy Agreement for Internet Users" below.

POLICY AGREEMENT FOR INTERNET USERS

I.   User Accounts

1. User accounts on LYNX INTERNET arc to be used by the person in whose name the account created. Business accounts are to be used only by the members of the group or organization named by the account Exceptions will only be accepted with the authorization by LYNX INTERNET.

2.   All accounts are granted subject to compliance with this policy statement.

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3.   The Administration of LYNX INTERNET reserves the right to remove any account from this system without giving notice of intention to do so. Any account balance will be refunded according to the guidelines m item 4 below.

4. Full or partial refunds may be requested subjected to the following circumstances: "account holder has not successfully make use of the LYNX INTERNET account within a period of five (5) working days (must be verified by our technical staff).

5. No refunds are given with reasons other then the above circumstances mentioned at section 4.

6. All account termination must be confirmed with a written confirmation from the account holder, with full account information including login name, password, and account holder's address. Confirmation letter must be received by LYNX INTERNET before the due date of the account via fax, mail, or email format.

7. Any bank charges incurred by LYNX INTERNET because of NSF cheques or similar circumstances will be charged back to the member's account along with a service charge of $25.

II.  Unauthorized Use of Facilities

1. LYNX network system may not be used to harass any member, non-member, or system operator.

2. No member of this system shall use the system to encourage facilitate, or engage illegal activities.

3. Members shall make use of LYNX INTERNET services in a manner which will not interfere with reasonable use by other members.

4. Line Camping - When a user has established a dialup connection to our network but is not performing any meaningful activity, they are classified as `camping out" and is not permitted. This applies to all business and personal accounts. Every user is expected to make very effort to read messages offline, LYNX INTERNET has the right to determine on it's own whether a user is camping out on the lines. Accounts found guilty of line camping out will be immediately suspended without notice, and without refund.

5. Account Sharing and Multiple Logins Account sharing is when two or more users share either a personal or business account. Multiple logins are when two or more users arc logged into an account simultaneously. Users are responsible for maintaining the secrecy of their passwords. If a user suspects that someone may know his/her password, he/she should change the password immediately and notify.

6. LYNX INTERNET. Once LYNX INTERNET detects there arc users sharing their account or multiple logins, these accounts will be suspended without notice and without refund.

WITHOUT LIMITING THE GENERALITY OF THE ABOVE, THE FOLLOWING ARE SAME EXAMPLES OF THE UNAUTHORIZED USE OF FACILITIES


1. Attempting to circumvent security systems on any facility, or the use of a computer account without authorization;

2. Developing or using programs that harass other users of the Facilities or that damage the software or hardware components of the Facility and placing any destructive or nuisance programs such as a virus in the Facilities;

3 Using the Facilities, particularly electronic mail and bulletin boards to send fraudulent, harassing or obscene messages;

4. Transmitting commercial or personal advertisements, solicitations or promotions using the Facilities:

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5.   Unless authorized by the Administration, reading, obtaining copies of or modifying data files, programs or passwords belonging to other computer users without the permission of those other computer users;

6. Breaching the terms and conditions of a software licensing agreement to which LYNX INTERNET is a party.

III. Penalties

1. Persons found to have used the Facilities for unauthorized use or who have misused the Facilities are subject to legal action in accordance with applicable policies and collective agreements.

2.   Failure to comply with these guidelines may result in account termination.

IV.  Changes In This Policy

This policy statement is subject to change without notice.

/s/ Elaine Hsu
Project Manager
Lynx Internet & Marketing



/s/ Chui Keung Ho
President
Zstar Enterprises Inc.